EXHIBIT A — JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated: April 7, 2009
Júlio Rafael de Aragão Bozano

By:	/s/ Júlio Rafael de Aragão Bozano

Name: Júlio Rafael de Aragão Bozano
Title: Authorized Signatory

Cia. Bozano

By:	/s/ Sergio Eraldo de Salles Pinto

Name: Sergio Eraldo de Salles Pinto
Title: Executive Officer

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